UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement.

        The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (c) On June 29, 2007, Provident Financial Holdings, Inc. ("Corporation") the holding company for Provident Savings Bank, F.S.B. ("Bank") announced that the Bank appointed David Weiant to the position of Senior Vice President and Chief Lending Officer. Mr. Weiant has more than 25 years of experience with financial institutions including the last 10 years in senior management.

        Mr. Weiant's compensation arrangement with the Bank provides that he will be entitled to an annual base salary of $186,000, eligible to receive an annual bonus with a baseline target up to 25% of salary and a one-time sign-on bonus of $12,500 which is subject to forfeiture if he leaves the employment of the Bank before his one-year anniversary. Mr. Weiant will receive an Incentive Stock Option Grant of 50,000 shares, a Restricted Stock Award of 4,000 shares and will enter into a standard form of severance agreement with a term of one year which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors. Mr. Weiant will also receive an automobile allowance of $700 per month, four weeks of vacation each year and be eligible to participate in any benefit plan of the Bank including the Employee Stock Ownership Plan, 401(k) Plan and medical, dental or other insurance plans.

        A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Severance Agreement (incorporated by reference to Exhibit 10.1 contained in the Corporation's Current Report on Form 8-K dated June 30, 2006).

10.2	Form of Incentive Stock Option Agreement for options granted under the 2003 Stock Option Plan
       (incorporated by reference to Exhibit 10.13 to the Corporation's Annual Report on Form 10-K for
the year ended June 30, 2005).

10.3	Form of Restricted Stock Agreement for restricted shares awarded under the 2006 Equity Incentive Plan
       (incorporated by reference to Exhibit 10.12 in the Corporation's Form 10-Q for the quarter ended December
31, 2006).

99.1	News Release of Provident Financial Holdings, Inc. dated June 29, 2007.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2007	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Craig G. Blunden
Craig G. Blunden
Chairman, President & CEO
(Principal Executive Officer)

/s/ Donavon P. Ternes
Donavon P. Ternes
Chief Financial Officer
(Principal Financial and Accounting Officer)


Provident Financial Holdings, Inc.

3756 Central Ave.	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

Provident Financial Holdings Appoints
Senior Vice President - Chief Lending Officer

        Riverside, Calif. - June 29, 2007 - Provident Financial Holdings, Inc. ("Company"), Nasdaq GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), announced today that the Bank appointed David Weiant as Senior Vice President and Chief Lending Officer. Mr. Weiant has more than 25 years of experience with financial institutions including the last 10 years in senior management.

        Mr. Weiant joins the Bank most recently from Professional Business Bank where he was responsible for their commercial lending efforts in the Los Angeles and Inland Empire regions of Southern California. Prior to that he was with Southwest Community Bank where he was responsible for building their Orange County and Inland Empire commercial lending teams. His experience includes commercial, construction, SBA, C&I and asset based lending.

        Craig G. Blunden, chairman and chief executive officer stated, "I am pleased that David has joined our senior management team. David's prior success and vast experience will drive our future success in preferred loans, a task he is very qualified to manage."

        "I am looking forward to the tremendous opportunity I see at Provident," commented Mr. Weiant. "I am familiar with many financial institutions but few community banks are so well positioned to serve their customers, even fewer have been doing so for over 50 years."

        The Company is the holding company for Provident Savings Bank, F.S.B., which is a financial services company committed to serving consumers and small to mid-sized businesses in the Inland Empire region of Southern California. The Bank conducts its business operations as Provident Bank, Provident Bank Mortgage and through its subsidiary, Provident Financial Corp. Business activities consist of community banking, mortgage banking, investment services and real estate operations.


Provident Financial Holdings, Inc.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman, President & CEO	Executive Vice President & CFO
